SCHEDULE A


Name of Fund
------------

Target Managed VIP Portfolio

The Dow Dart 10 Portfolio

Global Dividend Target 15 Portfolio

S&P Target 24 Portfolio

Nasdaq Target 15 Portfolio

Value Line Target 25 Portfolio

First Trust 10 Uncommon Values Portfolio

The Dow Target Dividend Portfolio

First Trust Energy Portfolio

First Trust Financial Services Portfolio

First Trust Pharmaceutical Portfolio

First Trust Technology Portfolio

Amended April 28, 2005

                         SCHEDULE B


Name of Fund                                      Fee Rate
------------                                      --------

Target Managed VIP Portfolio                      0.60%

The Dow Dart 10 Portfolio                         0.60%

Global Dividend Target 15 Portfolio               0.60%

S&P Target 24 Portfolio                           0.60%

Nasdaq Target 15 Portfolio                        0.60%

Value Line Target 25 Portfolio                    0.60%

The Dow Target Dividend Portfolio                 0.60%

First Trust 10 Uncommon Values Portfolio          0.60%

First Trust Energy Portfolio                      0.60%

First Trust Financial Services Portfolio          0.60%

First Trust Pharmaceutical Portfolio              0.60%

First Trust Technology Portfolio                  0.60%


Amended April 28, 2005